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                                                                    Exhibit 10.3

                                 PROMISSORY NOTE

$1,224,375                                      Dated: April 11, 2001
                                                New York, New York

         FOR VALUE RECEIVED, the undersigned, OPTIMARK HOLDINGS, INC. a Delaware corporation, ("OPTIMARK") promises to pay to the order of SOFTBANK Capital LP, a Delaware limited partnership ("SOFTBANK"), the principal sum of One Million Two Hundred Twenty Four Thousand Three Hundred Seventy-Five and NO/100 DOLLARS ($1,224,375), or such lesser principal amount plus interest, in lawful, immediately available money of the United States of America.

         This Promissory Note ("NOTE") is issued by OptiMark pursuant to that certain Convertible Loan Agreement dated as of April 11, 2001, (the "LOAN AGREEMENT") between OptiMark and Softbank. Capitalized terms not otherwise defined in this Note shall have the meaning set forth in the Loan Agreement, which definitions are incorporated herein. The terms of the Loan Agreement are also incorporated herein.

         OptiMark further agrees as follows:

         1. INTEREST RATE. Interest on the outstanding principal balance of this Note shall accrue at the rate of ten percent (10%) per annum, based on a year of 360 days and actual days elapsed. Interest shall be compounded quarterly, shall accrue from the Closing Date until the Loan is paid in full and shall be added to principal as specified in the Loan Agreement. Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of this Note shall accrue at the Default Rate specified in Section 4.2 of the Loan Agreement and shall also be compounded quarterly However, in no event shall the interest rate exceed the maximum rate permitted by law. Interest shall be payable on the Maturity Date specified below.

         2. PAYMENT OF PRINCIPAL AND INTEREST. The outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on July 10, 2001 (the "MATURITY DATE"). The outstanding principal balance due on this Note shall be determined as specified in Section 3.2 of the Loan Agreement. The principal, interest and other sums due on this Note or under the Loan Agreement shall be reflected by Softbank's records which will be prima facie evidence of the computation of the amounts owing by OptiMark to Softbank, absent manifest error.

         3. LOAN AGREEMENT AND PREPAYMENT. This Note is issued pursuant to the terms of the Loan Agreement and is secured by the Collateral. Voluntary prepayments of this Note may be made without penalty.

         4. DEFAULT. If an Event of Default shall occur, then all amounts due or to become due under this Note or under the Loan Agreement or any of the Related Documents shall become, or may be declared, immediately due and payable, all as further provided in the Loan Agreement.
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         5. MAXIMUM AMOUNT OF INTEREST. Notwithstanding any contrary provision, the total liability of OptiMark for payment of interest hereunder shall not exceed the maximum amount of interest permitted by law, and if any payment made by the OptiMark includes interest in excess of such a maximum amount, Softbank shall at any time before or after default apply such excess to the reduction of principal hereunder.

         6. CONVERSION. The outstanding principal balance of the Loan together with accrued but unpaid interest may be converted into Next Round Preferred Stock pursuant to the Loan Agreement.

         7. WAIVERS BY OPTIMARK. Subject to any provisions to the contrary in the Loan Agreement, OptiMark waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all notices in connection with the delivery, acceptance, or dishonor of this Note. OptiMark agrees that (a) if for any reason any amount due hereunder is paid by cashier's, certified teller's check or other check, there shall be no discharge of OptiMark's obligation until said check be finally paid by the issuer thereof; and (b) OptiMark shall have waived any rights to any accord and satisfaction of any now or hereafter existing claim in dispute between Softbank and OptiMark (or any of their respective successors and assigns), all of which provisions and rights are hereby waived.

         8. NO WAIVER BY SOFTBANK. Softbank shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Note or the Loan Agreement unless such waiver shall be in writing and signed by Softbank, and then only to the extent specifically set forth therein.

         9. COSTS AND FEES. OptiMark agrees to pay to Softbank all Costs and Fees (including without limitation, reasonable attorneys' fees) payable under the provisions of the Loan Agreement, including but not limited to Section 4.1 thereof, all of which provisions are incorporated herein by this reference.

         10. APPLICATION OF ARTICLE 3. OptiMark and Softbank agree that the provisions of Article 3 of the Uniform Commercial Code of New York pertaining to instruments shall be applied to this Note, even if this Note is not deemed to be an "INSTRUMENT" or a "NEGOTIABLE INSTRUMENT" thereunder, except that no assignee of this Note shall have the status of a "HOLDER-IN-DUE COURSE" under that Article.

         11. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the internal laws of the State of New York. Without impairing the other agreements made by OptiMark in the Loan Agreement, OptiMark hereby irrevocably makes the agreements set forth in Sections 9.5 (Governing Law; Venue) of the Loan Agreement.


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                                          OPTIMARK HOLDINGS, INC.
                                          a Delaware corporation

                                          By  /s/ Robert J. Warshaw
                                             ----------------------------------

                                          Its  CEO
                                             ----------------------------------


                      [Signature Page to Promissory Note]